MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

626 RexCorp Plaza
Uniondale, New York
11556  USA

November 2, 2007

MENV—USA

NDDA—Germany

Micron Enviro Systems Inc. Corporate Update

Micron Enviro Systems, Inc.’s (OTCBB: MENV) (Germany--NDDA) ("Micron" or the “Company”) wishes to announce that Bradley Rudman has been appointed president of Micron Enviro Systems Inc. Mr. Rudman stated, “It is a tremendous opportunity to become involved in such a dynamic company.  The Oilsands of Alberta holds one of the largest oil and gas resources on earth and Micron has proven successful in adding a significant amount of acreage in the past.  Our goal now is to build on this land acquisition and attempt to develop the existing land under lease at this time.  I am excited to be coming in at what appears to be a ground level on the stock based on historic prices.  When you factor in the near all-time highs on oil prices, clearly I feel there is a tremendous upside potential in Micron at this time. Bernard has built up the assets and has substantial oil and gas contacts, and I look forward to continuing to work with Bernard closely going forward. Micron has actively been trying to acquire additional acreage in the past few months, unfortunately we have been outbid at the recent land sales therefore there has been nothing new to report.  What our shareholders must understand is that the land that is bordering the acreage that Micron acquired earlier this year has been selling for up to more than 25 times higher prices then what Micron had paid at recent land sales.  Clearly we are looking in the right place and anticipate a more steady flow of news in the near future as we attempt to acquire more land and anticipate a drill program to commence.  I look forward to guiding Micron in an attempt to fulfill the potential that has been expected over the past few years.  I think 2008 is going to be a strong period of corporate growth and I am proud to be leading the way.”

Micron is an emerging oil and gas company that now has exposure to multiple leases consisting of interests in 50.5 gross sections (31,945 acres) in the Oilsands of Alberta, Canada, which is one of the largest oil producing regions in the world. Micron holds 100% interest in 4 sections, 50% interest in 16 other sections, 5% interest in 26 sections, and has a 4.17 % net interest in 4.5 additional Oilsands sections.  Micron also has minor production from multiple conventional oil and gas wells throughout North America. Micron's goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oilsands projects. This is quite an enviable position for a company of Micron’s modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.  Please visit our website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com.

The head office of the company is now 626 RexCorp, Uniondale, New York, New York, 11556.

If you have any questions, please call Micron at 516 640 9926. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: 516 640 9926

www.micronenviro.com